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                                                                     EXHIBIT 8.1



                               September 28, 1998





Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA 95134

Ladies and Gentlemen:

     This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes a Joint Proxy Statement and Prospectus relating to the Agreement and Plan of Reorganization (the "Agreement") dated as of July 27, 1998, among Cisco Systems, Inc., a California corporation ("Cisco"), Agemo Acquisition Corporation, a Delaware corporation ("Sub"), and Summa Four, Inc., a Delaware corporation ("Summa"). Pursuant to the Agreement, Sub will merge with and into Summa (the "Merger"), and Summa will become a wholly owned subsidiary of Cisco.

     Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement and the exhibits thereto or in the letters delivered by Cisco and Summa to Brobeck, Phleger & Harrison LLP containing certain representations of Cisco and Summa relevant to this opinion (the "Representation Letters"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as legal counsel to Cisco in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

     1.   The Agreement;

     2.   The Registration Statement;

     3.   The Representation Letters; and



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     4.   Such other instruments and documents related to the formation, organization and operation of Cisco, Summa and Sub and to the consummation of the Merger and the other transactions contemplated by the Agreement as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation thereof) that:

     A. Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

     B. All representations made to us are true and correct as of the date of this letter and will be true and correct as of the Effective Time (and thereafter to the extent related to periods after the Merger). All representations or statements made "to the best knowledge" of a person or similarly qualified are and will be correct without such qualification. As to all matters for which a person or entity has represented that such person is not a party to, or not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement;

     C. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state laws; and

     D. The Merger will be reported by Cisco and Summa on their respective federal income tax returns in a manner consistent with the opinion set forth below.

     Based on the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes.

     In addition to the assumptions and representations set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

     a. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal


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Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     b. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code. This opinion does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding (i) whether and the extent to which any Summa stockholder who has provided or will provide services to Summa, Cisco or Sub will have compensation income under any provision of the Code; (ii) the effects of such compensation income, including but not limited to the effect upon the basis and holding period of the Cisco Common Stock received by any such stockholder in the Merger; (iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56 and
57) of the Code or Sections 305, 306, 357, 424, and 708, or the regulations promulgated thereunder; (iv) other than that the Merger will be a reorganization within the meaning of Section 368(a) of the Code and the consequences that follow directly and solely from such characterization, the corporate level tax consequences of the Merger to Cisco, Sub or Summa, including without limitation the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of Summa, after application of any provision of the Code, as well as the regulations promulgated thereunder and judicial interpretations thereof; (v) the basis of any equity interest in Summa acquired by Cisco in the Merger; (vi) the tax consequences of any transaction in which Summa stock or a right to acquire Summa stock was received or the effect of the Merger upon such tax consequences; or (vii) the tax consequences of the Merger to holders of options or warrants to purchase Summa stock.

     c. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     d. In rendering this opinion, we have assumed that Hale and Dorr LLP has delivered, and has not withdrawn, an opinion that is substantially similar to this one.


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     e.   This opinion has been delivered to you for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in such Registration Statement and any amendment thereto in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                       Very truly yours,



                                       /s/ BROBECK, PHLEGER & HARRISON LLP
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